Exhibit 10.5

BROOKDALE SENIOR LIVING INC.
AMENDMENT NO. 2 TO
SEVERANCE PAY POLICY
 TIER I

THIS AMENDMENT NO. 2 TO SEVERANCE PAY POLICY, TIER I (this "Amendment") is adopted as of August 3, 2015, by Brookdale Senior Living Inc., a Delaware corporation (the "Company").

WHEREAS, effective August 6, 2010, the Company adopted the Brookdale Senior Living Inc. Severance Pay Policy, Tier I, for the benefit of a select group of management and highly compensated employees of the Company who are eligible to participate as described therein, and effective April 23, 2015, the Company adopted Amendment No. 1 to the Brookdale Senior Living Inc. Severance Pay Policy, Tier I to increase the benefits payable thereunder in the case of certain terminations of certain employees' employment from the Company (as amended, the "Policy"); and

WHEREAS, the Company desires to amend the Policy to make certain changes thereto.

NOW, THEREFORE, effective as of the date first above written, the Company hereby amends the Policy as follows:

1.            Section 2 is amended and restated in its entirety to provide as follows:
"Section 2.                 Eligible Employees
 The Policy is applicable to each of those employees of the Company and its Subsidiaries, other than the Company's Chief Executive Officer, who (i) is an officer of the Company with a title of Division President or Executive Vice President or higher and is designated by the Board or the Compensation Committee of the Board as a Designated Officer ("Designated Officer") and (ii) is an officer of the Company with a title of Division President or Executive Vice President or higher and is not designated by the Board or the Compensation Committee of the Board as a Designated Officer (the "Other Eligible Employees").  For purposes of the Policy, all Designated Officers and Other Eligible Employees shall be referred to herein as "Eligible Employees."  Subject to Section 20 of the Policy, the Board or the Compensation Committee of the Board may from time to time designate or remove officers of the Company as Designated Officers by written resolution, which designation or removal shall be communicated to such officer(s).
2.            All references in the Policy to the term "Executive Committee Member" shall be replaced with the term "Designated Officer".

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above.

BROOKDALE SENIOR LIVING INC.

By:	/s/ T. Andrew Smith
Name:	T. Andrew Smith
Title:	Chief Executive Officer

Signature Page to Amendment No. 2 to Severance Pay Policy, Tier I